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                                                                    EXHIBIT 11.1

                      AMERICAN BIOMED, INC. AND SUBSIDIARY

                      COMPUTATION OF LOSS PER COMMON SHARE
                                   (Unaudited)

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
                                                                                Three Months Ended
                                                                                     March 31,
                                                                                     ---------
                                                                              1998               1997
                                                                          ------------------------------
Basic loss per common share:

     Net loss                                                             $   (558,834)    $    (644,293)

     Less preferred stock dividends
                                                                          ------------     -------------
     Net loss available to common shareholders                            $   (558,834)    $    (644,293)
                                                                          ============     =============

     Weighted average number of common shares outstanding                   19,436,936        13,986,312
                                                                          ============     =============

     Loss per common share                                                $       (.03)    $        (.05)
                                                                          ============     =============

Diluted loss per common share:

     Weighted average number of shares outstanding                          19,436,936         13,986,312
                                                                          ============     ==============

     Loss per common share assuming full dilution                         $       (.03)    $         (.05)
                                                                          ============     ==============
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